Exhibit 99.1

Press Release

TechnipFMC begins operations as a combined company after completing merger of FMC Technologies and Technip

LONDON & PARIS & HOUSTON, January 17, 2017 — TechnipFMC (NYSE and Euronext: FTI) today announced that it is operating as a unified, combined company following completion of the merger of FMC Technologies and Technip. The merger creates a global leader in oil and gas projects, technologies, systems, and services that will enhance the performance of the world’s energy industry.

Driving the change the oil and gas industry needs

Beyond today’s pressures on the oil and gas industry, hard-to-reach resources cannot be fully developed unless there is significant and sustainable improvement in project economics. Change is needed, now more than ever.

TechnipFMC is well-placed to meet the challenge and lead this change. By bringing together complementary skills and innovative technologies, the company can boost efficiency, lower costs, and accelerate schedules. Its offerings encompass concept to project delivery and beyond. Whether clients need an individual operation or an end-to-end solution, TechnipFMC is positioned to transform project economics across subsea, onshore/offshore and surface, and lay the foundation for sustainable success.

“This is a transformational day for TechnipFMC and our employees,” said Thierry Pilenko, Executive Chairman of TechnipFMC. “As one company, we can make oil and gas projects more viable, driving value for our clients and shareholders. With an unmatched commitment to innovation and efficiency, TechnipFMC will advance the creation of cost-efficient solutions for years to come.”

Combining capabilities and technologies to unlock potential

Formed through the combination of two market leaders with complementary capabilities and technologies, the company builds on early involvement and integrated solutions to simplify field architectures and decision-making. TechnipFMC believes in innovation, smarter design, and seamless ways of working.

Doug Pferdehirt, Chief Executive Officer of TechnipFMC, said, “With our merger complete, TechnipFMC is uniquely positioned to unlock possibilities for our clients to transform their project economics. We will do this by inspiring a culture of challenging conventions and finding new and better ways of doing things. I am honored to lead our combined team of talented employees and look forward to our future as TechnipFMC.”

Stock exchange trading

TechnipFMC will begin trading today on the New York Stock Exchange and on the Euronext Paris Stock Exchange under the symbol FTI. Under the terms of the merger agreement, FMC Technologies shareholders received one share of the combined company for each existing share of FMC Technologies, and Technip shareholders received two shares of the combined company for each existing share of Technip.

Brand and purpose

TechnipFMC today unveiled its new brand identity and logo, which represent the joining together and integration of two established entities to create one bold, forward-looking company. TechnipFMC is moving forward with a purpose to bring together the scope, know-how, and determination to transform its clients’ project economics and a vision to enhance the performance of the world’s energy industry. For more information, download the digital press kit at TechnipFMC.com.

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About TechnipFMC

TechnipFMC is a global leader in subsea, onshore/offshore, and surface projects. With our proprietary technologies and production systems, integrated expertise, and comprehensive solutions, we are transforming our clients’ project economics.

We are uniquely positioned to deliver greater efficiency across project lifecycles from concept to project delivery and beyond. Through innovative technologies and improved efficiencies, our offering unlocks new possibilities for our clients in developing their oil and gas resources.

Each of our 44,000 employees is driven by a steady commitment to clients and a culture of purposeful innovation, challenging industry conventions, and rethinking how the best results are achieved.

To learn more about us and how we are enhancing the performance of the world’s energy industry, go to TechnipFMC.com and follow us on Twitter @TechnipFMC.

Contacts

Investor relations

Matt Seinsheimer

Vice President Investor Relations

Tel: +1 281 260 3665

Email: Matt Seinsheimer

Aurelia Baudey-Vignaud

Senior Manager Investor Relations

Tel: +33 1 85 67 43 81

Email: Aurelia Baudey-Vignaud

James Davis

Senior Manager Investor Relations

Tel: +1 281 260 3665

Email: James Davis

Media relations

Christophe Belorgeot

Vice President Corporate Communications

Tel: +33 1 47 78 39 92

Email: Christophe Belorgeot

Laure Montcel

Senior Manager Public Relations

Tel: +33 1 49 01 87 81

Email: Laure Montcel

Lisa Adams

Senior Manager Digital Communications

Tel: +1 281 405 4659

Email: Lisa Adams

Important Information for Investors and Securityholders

Forward-Looking Statement

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. The words such as “ believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Such forward-looking statements involve significant risks, uncertainties and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including the following known material factors:

•	risks associated with tax liabilities, or changes in U.S. federal or international tax laws or interpretations to which they are subject;

•	risks that the new businesses will not be integrated successfully or that the combined company will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected;

•	unanticipated costs of integration;

•	reliance on and integration of information technology systems;

•	reductions in client spending or a slowdown in client payments;

•	unanticipated changes relating to competitive factors in our industry;

•	ability to hire and retain key personnel;

•	ability to attract new clients and retain existing clients in the manner anticipated;

•	changes in legislation or governmental regulations affecting us;

•	international, national or local economic, social or political conditions that could adversely affect us or our clients;

•	conditions in the credit markets;

•	risks associated with assumptions we make in connection with our critical accounting estimates and legal proceedings;

•	the risks of currency fluctuations and foreign exchange controls associated with our international operations; and

•	such other risk factors set forth in our filings with the United States Securities and Exchange Commission, which include our Registration Statement on Form S-4, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in our filings with the Autorité des marchés financiers or the Financial Conduct Authority.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

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